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                                                                    EXHIBIT 10.7
                           OMNI GEOPHYSICAL, L.L.C.
                                      AND
                            RICHARD PATRICK MORRIS

                   EMPLOYMENT AND NON-COMPETITION AGREEMENT


               THIS EMPLOYMENT AND NON-COMPETITION AGREEMENT is made and entered into on the 6th day of August, 1997, but effective as of July 1, 1997 (the "Agreement") by and between OMNI GEOPHYSICAL, L.L.C., a Louisiana limited liability company (hereinafter referred to as "Company") and RICHARD PATRICK MORRIS, a resident of the State of Louisiana (hereinafter referred to as "Employee").

               WHEREAS, the Company is desirous of obtaining the services of the Employee upon the terms and conditions contained herein; and

               WHEREAS, the Employee is desirous of providing services for the Company upon the terms and conditions contained herein.

               NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

               1. EMPLOYMENT. The Company hereby hires the Employee and the Employee hereby agrees to be employed upon the terms and conditions hereinafter set forth.

               2. TERM. Subject to the provisions for termination as hereinafter provided, the term of this Agreement shall be for the period beginning on the mutual execution of this Agreement and expiring on June 30, 2000, except that the provisions of Section 6 and
          Section 7 of this Agreement shall be effective for the period beginning on the mutual execution of this Agreement and expiring two
          (2) years after the termination of Employee's employment under this Agreement.

               3. COMPENSATION. For the period beginning on the mutual execution of this Agreement and expiring on June 30, 2000, the Company shall pay Employee One Hundred Thousand Dollars ($100,000) per annum as a base salary.

               4. DUTIES. For the period beginning on the mutual execution of this Agreement and expiring June 30, 2000, Employee shall serve as a Vice President and General Manager of the Company's aviation division. Notwithstanding anything in this Agreement to the contrary, Employee shall perform such other duties, tasks and work as may be assigned to him by the Company's officers and Board of Directors.

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               5.   TERMINATION.  This Agreement may be terminated at any time by the Company, without prior notice, for cause or for breach of any obligation of Employee to Company, and may also be terminated at any time by the Company, without prior notice, without cause; provided, however, that in the event this Agreement is terminated by the Company without cause, then the Company shall continue to pay the Employee the compensation as set forth in Section 2 hereof through June 30, 2000. For purposes of this Agreement, the Company shall have "Cause" for termination of Employee's employment hereunder upon the occurrence of any of the following: (i) the continued failure by Employee to substantially perform his duties hereunder in the manner and at the level as customarily performed by the general manager of aviation companies after demand for substantial performance is delivered by the Company that identifies the manner in which the Company believes Employee has not substantially performed his duties, (ii) the Employee's conviction of a felony, (iii) any acts of dishonesty or deceit by the Employee involving the Company's business or his performance of his duties hereunder, or (iv) a material breach of any fiduciary duty of loyalty owed to the Company by the Employee.

               6. CONFIDENTIALITY AND NON-DISCLOSURE OF INFORMATION. Employee recognizes, acknowledges and agrees that the names of the Company's customers and its pricing structure, processes, operations, marketing programs, sales techniques, designs, specifications and other trade secrets (collectively referred to herein as "Proprietary Information") are valuable, special and unique assets of the Company. Employee will not, during or after the term of Employee's employment hereunder, directly or indirectly, utilize for the benefit of any person, business, enterprise or entity other than Company or disclose any portion or part of the Company's Proprietary Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever. Furthermore, it is agreed that all data, lists, papers, memoranda, documents, and all products of Employee's skill, resulting from Employee's employment hereunder, shall be and remain the sole and exclusive property of the Company, and Employee shall execute any and all agreements and instruments that may be necessary to evidence the Company's ownership of such property. In the event of a breach or threatened breach by the Employee of the provisions of this Section 6, the Company shall be entitled to an injunction restraining the Employee from breaching the terms of this Agreement. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedy available to the Company for such breach or threatened breach, including the recovery of damages from the Employee.

               7. COVENANT OF NON-COMPETITION. For the period beginning on the mutual execution of this Agreement and expiring two (2) years after the termination of Employee's employment under this Agreement,
          (a) the Employee will not, directly or indirectly, within any parish or municipality in Louisiana or in any other state or foreign jurisdiction in which customers of the Company are located or reside, solicit, induce or otherwise contact customers of the Company for the purpose of soliciting business from the Company's customers, or any other purpose whatsoever which is detrimental to the Company or its business; and (b) the Employee will not, directly or indirectly, within any parish or municipality in Louisiana or in any other state or foreign jurisdiction in which Company engages in or has engaged in business, own, manage, operate, control, be employed by, consult with, participate in, or be connected in any manner with the ownership, management,

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          operation or control of any business, enterprise, or entity (including a sole proprietorship of Employee) which: (i) owns, operates or controls any geophysical services business, which business includes but is not limited to the provision of seismic drilling and support services, the transportation of equipment used in connection with seismic drilling and support services, and the design and manufacture of such equipment, or (ii) owns, operates or controls any aviation company which provides seismic drilling or support services or provides aircraft, pilots or other related equipment and services that are used in support of seismic drilling or surveying activities. In the event of any actual or threatened breach by the Employee of the provisions of this Agreement, Employee agrees that Company shall not have an adequate remedy at law and the Company shall be entitled to an injunction restraining the Employee from owning, managing, operating, controlling, being employed by, participating in, or being in any way so connected with any activity which is prohibited in this Section 7 and/or the solicitation of any business on his behalf or on behalf of others from any customer. Nothing herein stated shall be construed as prohibiting Company from pursuing any other remedies available to the Company for such breach or threatened breach including the recovery of damages from the Employee.

               8. REFORMATION/SAVINGS CLAUSE. The parties agree that if either the length of time or the geographical area of Employee's covenants contained herein are deemed too restrictive by any court of competent jurisdiction in any proceeding involving the validity of said covenants, then the court may reduce the offending restriction to the maximum restriction it deems reasonable under the circumstances so as to give the maximum permissible effect to the intentions of the parties as set forth herein, and the court may enforce such provisions as so reformed.

               9. REMEDIES AND EQUITABLE PROVISIONS. The following provisions shall apply in respect of Employee's covenants and agreements contained in this Agreement:

               (a) Employee acknowledges and agrees that Employee's covenants contained in this Agreement are reasonable and necessary for the proper protection of Company and that the Employee's agreements herein not to compete with the Company shall not hinder Employee in obtaining gainful employment at the termination of this Agreement in the event Employee shall desire such employment.

               (b) Employee acknowledges and agrees that Company does not have an adequate remedy at law for the breach or threatened breach of Employee's covenants contained in this Agreement, and Employee therefore agrees that Company, in addition to any other remedy which may be available to it, shall be entitled to enforce Employee's covenants by injunction or other equitable means.

               (c) The parties agree that if Company should institute litigation against Employee to enforce any provisions of this Agreement, then the prevailing party in such litigation shall be entitled to receive, in addition to any other relief awarded such party, reasonable attorneys' fees in respect of the prosecution or defense of such litigation.

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               10.  NOTICES.  Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by certified mail

               If to Employee:  Richard Patrick Morris
                                P.O. Box 5409
                                Lafayette, LA   70502

               If to Company:   Omni Geophysical, L.L.C.
                                P.O. Box 3761
                                Lafayette, Louisiana 70502

               11. WAIVER OF BREACH. The waiver or nonenforcement by the Company of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

               12. ASSIGNMENT. Employee acknowledges that the services to be rendered by him are unique and personal. Accordingly, Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Company.

               13. SEVERABILITY. Every provision of this Agreement is entitled to be severable. The parties agree that if any term or provision hereof is held to be illegal, invalid, against public policy or unenforceable for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder to the Agreement, and the remaining provisions of this Agreement shall not be affected thereby.

               14. AMENDMENTS. No alterations, modifications, amendments or changes herein shall be effective or binding upon the parties unless the same shall have been agreed in writing by all the parties.

               15. SECTION HEADINGS. Section and other headings in this Agreement are for reference purposes only, and are in no way intended to describe, interpret, define or limit the scope or extent of any provision hereof.

               16. COUNTERPART EXECUTION. This Agreement may be executed by any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

               17. APPLICABLE LAW. Company and Employee acknowledge and agree that the law of several states could, conceivably, apply to the terms of this Agreement. In order to provide certainty with respect to the construction, interpretation and enforcement of this Agreement, it is the intention of the parties that the internal laws of the State of Louisiana shall govern only the construction,

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          interpretation, validity and enforcement of each term of the Agreement which relates to obligations which are intended to be performed or restrictions upon the activities or conduct of the parties within the State of Louisiana. The construction, interpretation, validity and enforcement of each term of the Agreement which relates to obligations to be performed or restrictions upon the activities or conduct of the parties outside of the State of Louisiana shall be governed by the law of the State of Texas. The parties to this Agreement have agreed to this bifurcated choice of law after careful consideration and reflection.

               18. RIGHTS CUMULATIVE. The rights of Company hereunder shall be cumulative and the enforcement by Company of any right shall not affect in any way the ability of Company to enforce any other right hereunder or any right or remedy of Company at law or in equity.

               19. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties and may not be changed orally but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

               IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized managers, and the Employee has hereunto set his hand as of the day and year first above written.


                                    COMPANY

                                    OMNI GEOPHYSICAL, L.L.C.,
                                    a Louisiana limited liability company


                                    By:/s/David Jeansonne
                                       ---------------------------------
                                           David Jeansonne, Manager


                                    By:/s/Roger E. Thomas
                                       ---------------------------------
                                          Roger E. Thomas, Manager


                                    EMPLOYEE



                                    /s/Richard Patrick Morris
                                    ------------------------------------
                                       Richard Patrick Morris


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